CONSULTING AGREEMENT

THIS AGREEMENT, made this 28th day of July, 2000, by and between VentureTech, Inc., an Idaho corporation with its mailing address at Box 3255, Reston, Virginia, 20195 (hereinafter referred to as "VTEH") and Hutchingame Growth Capital a division of 888258 Ontario Ltd., an Ontario Corporation with its principal offices located at 120 Kamloops Avenue, Ottawa, Ontario, Canada K1V 7C9, (hereinafter referred to as "HGC. In consideration of the compensation hereinafter agreed and the covenants and agreements herein contained, the parties hereto mutually agree as follows:

                                    ARTICLE 1
                             Independent Contractor

HGC shall be deemed at all times to be an independent contractor and HGC is not for any purposes an employee or agent of VTEH and HGC agrees not to make any representation to the contrary. HGC understands and agrees that as an independent contractor he does not have any authority to sign contracts, notes, obligations, to make any purchases or to acquire or dispose of any property on behalf of VTEH unless otherwise directed in writing by an officer of VTEH. VTEH understands and agrees that as an arms length independent contractor. HGC does not have any obligations or liability with respect to any contracts, notes, obligations, purchases, acquisitions or dispositions of any property on behalf of VTEH and VTEH agrees to indemnify and save harmless HGC from any and all claims arising from these transactions.

                                    ARTICLE 2
                        Character and Extent of Services

HGC shall provide consulting and advisory services in connection with VTEH's business development and marketing strategies. The services shall be performed by Eric Hutchingame, principal consultant of HGC (the "CONSULTANT") and shall include, but not be limited to the following:

o Assist VTEH management in the preparation of a  strategic plan
o Research and Evaluate relevant business opportunities.
o Evaluate Strategic alliances.
o Perform comparative analysis of competitors.
o Research emerging e-commerce and Internet opportunities
o Assist the marketing department in product and strategic planning.
o Attend off-site visits and trade conferences.
o Monitor message bulletin board threads as they relate to VTEH.
o Provide business guidance to VTEH management.
o Act as a spokesperson for VTEH with its stakeholders
o rovide advice to the Board of Directors

                                    ARTICLE 3
                              Period of Performance

This Agreement and the services hereunder shall commence on the first day of September 2000 and continue until the 31st day of August 2001. The agreement shall be automatically renewed unless otherwise terminated by either party with a minimum of fifteen (15) days written notice prior to the renewal date. Thereafter either party may terminate the agreement at any time with fifteen
(15) days written notice.

                                    ARTICLE 4
                       Compensation, Payment and Invoicing

In full monetary consideration for this Agreement and the services to be performed by HGC hereunder, VTEH will pay HGC the sum of $10,000 (Ten Thousand US$) per month payable in two $5,000 (Five Thousand US$) installments per month on the 15th and 1st in arrears. HGC shall submit invoices to VTEH together with such supporting documentation as VTEH may reasonably require. Expenses, which are approved in advance by VTEH, shall be reimbursed upon submission of valid invoices

Consultant Agreement -HGC                                      VentureTech, Inc.
                                        1

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                                    ARTICLE 5
                          Assignment and Subcontracting

HGC's obligations authorized under this Agreement are not assignable or transferable and HGC agrees not to subcontract any of the work authorized hereunder without prior approval of VTEH.

                                    ARTICLE 6
                                   Publication

Publication of confidential information of either party directly derived from work performed or data obtained in connection with services rendered under this Agreement must first be approved in writing by VTEH and HGC with respect to their respective information.

                                    ARTICLE 7
                               Legal Requirements

HGC shall secure all licenses or permits required by law and shall comply with all ordinances, laws, rules, and regulations pertaining to the services hereunder.

                                    ARTICLE 8
                             Guarantees and Warranty

HGC warrants and guarantees that the work performed hereunder shall be in accordance with generally accepted professional standards.

                                    ARTICLE 9
                             Proprietary Information

HGC and the CONSULTANT shall not, either during or after the term of this Agreement, disclose to any third party any confidential information relative to the work of the business of VTEH and/or any affiliated corporations, without written consent of VTEH. VTEH shall not, either during or after the term of this Agreement, disclose to any third party any confidential information relative to the work of the business of HGC and/or any affiliated corporations, without written consent of HGC. VTEH representatives shall at all times have access to the work for purposes of inspecting same and determining that the work is being performed in accordance with the terms of the Agreement.

                                   ARTICLE 10
                                     Waiver

The failure of VTEH to insist on strict performance of any of the terms and conditions hereof shall not constitute a waiver of any other provisions or any default to HGC. The terms and conditions of this Agreement shall survive the period herein stated.

                                   ARTICLE 11
                                     Notices

Any notice or other communication required or permitted to be given by or in connection with this Agreement shall be deemed duly given if and when delivered, in person, to the person whom such notice is directed, or by certified or registered mail, postage prepaid and return receipt requested, or delivered to a recognized private courier service, fee prepaid, and addressed to the party to which such notice is directed at the address set forth below for such party, or at such other address as such party may have designated in a writing given to the other parties hereto in like manner.


To VTEH:                   To 888258 Ontario Ltd. o/a Hutchingame Growth Capital
 Attn:    C.E.O.           Attn: Eric Hutchingame
 VentureTech, Inc.         120 Kamloops Ave.
 P.O. Box 3255             Ottawa, Ontario
 Reston, Virginia 20195    Canada K1V 7C9


Consultant Agreement -HGC                                     VentureTech, Inc.
                                        2

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                                   ARTICLE 12
                                  Governing Law

This Agreement shall be governed by and construed in accordance with the substantive laws of the state of Virginia, USA.

                                   ARTICLE 13
                        Entire Agreements and Amendments

This instrument constitutes the entire Agreement between the PARTIES covering the subject matter defined herein. No modifications or amendments shall be valid unless stated in writing and signed by the PARTIES.

IN WITNESS WHEREOF, THE PARTIES hereto have caused this Agreement to be duly executed in their respective names:


FOR VentureTech, Inc.                     FOR 888258 Ontario Ltd.

Agreement Executed By:                    Agreement Executed By:

Signed                                    Signed

------------------------------------      -----------------------
William Baker                             Eric Hutchingame
Authorized Signing Officer                Authorized Signing Officer


Consultant Agreement -HGC                                      VentureTech, Inc.
                                        3

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